UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2023

DIME COMMUNITY BANCSHARES, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

898 Veterans Memorial Highway, Suite 560
Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DCOM	The Nasdaq Stock Market, LLC
Preferred Stock, Series A, $0.01 Par Value	DCOMP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2023, Judith H. Germano was appointed to the Board of Directors of Dime Community Bancshares, Inc. (the “Company”) to fill the position vacated by the previously disclosed retirement of Marcia Z. Hefter.  Ms. Germano will serve for a term that will expire at the annual meeting of the shareholders of the Company in 2024.  Ms. Germano was also appointed to the Board of Directors of the Company’s wholly-owned subsidiary, Dime Community Bank.  Ms. Germano will serve on the Credit Risk, Enterprise Risk, and Strategic Planning Committees of the Board of Directors.

Ms. Germano is Founder and Lead Counsel at GermanoLaw LLC, a boutique law firm she founded in 2013. Ms. Germano is a Distinguished Fellow at New York University (NYU)’s Center for Cybersecurity, an Adjunct Professor of Law at NYU School of Law, and an Adjunct Professor at NYU Stern School of Business. Ms. Germano specializes in cybersecurity and privacy, financial regulation and compliance, and risk management and strategy. Ms. Germano served for 11 years as a federal prosecutor with the U.S. Department of Justice, including as Chief of Economic Crimes at the U.S. Attorney’s Office for the District of New Jersey, where she handled complex financial fraud and cybercrime matters; she also served on the U.S. President’s Financial Fraud Enforcement Task Force following the 2008 Financial Crisis. Ms. Germano previously worked at the global law firm Shearman & Sterling, and as a law clerk to federal judges on the U.S. Court of Appeals for the Second Circuit, and U.S. District Court for the District of Connecticut. She founded and chairs WomenLeadersinCybersecurity.org and has led the NYU Cybersecurity Leaders Roundtable series since 2013. She sits on the Advisory Boards of the Advanced Cybersecurity Center and the Volatility and Risk Institute; and is an Expert Industry Advisor at TruePic, Inc. Ms. Germano holds a B.S. degree from Cornell University and a J.D., cum laude, from St. John’s University School of Law.

There are no arrangements or understandings between Ms. Germano and any other person pursuant to which Ms. Germano will become a director. Ms. Germano is not a party to any transaction with the Company that would require disclosure under Item 404(a) of the Securities and Exchange Commission Regulation S-K.

A press release containing additional information is included herewith as Exhibit 99.1.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated September 28, 2023

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dime Community Bancshares, Inc. (Registrant)

DATE: September 28, 2023	/s/ PATRICIA M. SCHAUBECK
Patricia M. Schaubeck
Executive Vice President & General Counsel